Exhibit 99.1

HSW International, Inc. Acquires DailyStrength,

A Leading Social Networking Site

ATLANTA, Georgia—December 3, 2008—HSW International, Inc. (NASDAQ: HSWI), a developer and operator of Internet businesses focused on providing locally relevant, high quality information, today announced the acquisition of DailyStrength (www.dailystrength.org), one of the largest and most comprehensive health-related social networking sites.

Launched in March 2007 by CEO Doug Hirsch, a former senior executive of Facebook and one of the first employees of Yahoo!, DailyStrength (www.dailystrength.org) hosts more than 500 communities focused on issues such as weight loss, divorce, parenting and illnesses.  Under the merger agreement, Hirsch will join HSW International as Senior Vice President with responsibilities including DailyStrength and the Company’s social media strategy.  Hirsch will also lead the implementation of social networking and user-generated content applications across HSW International’s global content publishing platform.

“With this acquisition and Doug’s new role, we have an enormous opportunity to extend HSW International’s proven publishing platform with social networking applications and communities,” said Gregory Swayne, President of HSW International.  “The marriage of social media with HSWI’s breadth of authoritative content will offer users of our websites a unique and compelling experience to both read and interact with high-quality, accurate reference information.  Additionally, the incorporation of professionally authored content with social media bridges the gap between user generated content and the reliability that comes from trusted publishing brands.”

“HSW International’s commitment to providing authoritative, relevant content to help consumers in their daily lives is a great fit with DailyStrength’s mission,” added Hirsch.  “We create online communities and support services to help people cope with health, stress and other challenges of modern life – issues that people the world over face daily.”

More than 700,000 people visit DailyStrength every month, generating approximately 20 million monthly page views.  The site features health journals, discussion forums, virtual hugs, member-created groups, and treatment reviews plus unique content provided on a daily basis by physicians and other health professionals.  HSW International will invest in DailyStrength to expand its offerings, in addition to integrating the best of DailyStrength’s social media technologies into HSWI’s web publishing platform.

The acquisition follows the HSW International announcement in September of an exclusive content partnership with World Book, Inc.   In 2009, World Book will create thousands of original Chinese-language articles providing information on all branches of knowledge, including arts, sciences, history, technology, mathematics, sports, and recreation, exclusively for HSW International's Beijing-based website, BoWenWang (http://www.bowenwang.com.cn/).

About HSW International, Inc.

HSW International, Inc. (Nasdaq: HSWI) develops and operates Internet businesses focused on providing consumers in the world's emerging digital economies with locally relevant, high quality information. The Company's leading brands BoWenWang (bowenwang.com.cn) and ComoTudoFunciona (hsw.com.br) provide readers in China and Brazil with thousands of articles about how the world around them works, serving as destinations for credible, easy-to-understand reference information. HSW International is the exclusive licensee in China and Brazil for the publication of translated content from HowStuffWorks.com, a subsidiary of Discovery Communications. The Company is headquartered in Atlanta and incorporated in Delaware.

Forward-Looking Statements

This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as "anticipate", "expect", "project", "believe", "plan", "estimate", "intend", "will" and "may". These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of HSW International. Relevant risks and uncertainties include those referenced in HSW International's filings with the SEC, and include but are not limited to: successfully integrating DailyStrength.org into HSW International’s operations; reliance on third parties such as World Book for content; challenges inherent in developing an online business in foreign countries, notably China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the internet sector in foreign countries, especially China; general industry conditions and competition; general economic conditions, such as interest rate and currency exchange rate fluctuations; and restrictions on certain intellectual property under agreements with third parties. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. HSW International assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

-End-